Exhibit 1.01

Everi Holdings Inc.

Conflict Minerals Report

For the Year Ended December 31, 2015

This Conflict Minerals Report for the reporting period from January 1, 2015 to December 31, 2015 (this “Report”) is made pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule requires public reporting companies to determine whether Conflict Minerals (as defined below) are necessary to the functionality or production of products they manufacture, or contract to manufacture; and if so, to disclose annually whether any of those Conflict Minerals originated in the Democratic Republic of Congo (“DRC”) or certain countries that share an internationally-recognized border with the DRC (each, an “adjoining country”). The term “Conflict Minerals” means cassiterite, columbite-tantalite, gold and wolframite and their derivatives (tin, tantalum, tungsten, and gold).

Company and Product Overview

Unless otherwise specified, or the context otherwise indicates, all references to “Everi,” “we,” “us,” “our,” and the Company” refer to Everi Holdings Inc. and its subsidiaries. Everi is dedicated to providing video and mechanical reel gaming content and technology solutions, integrated gaming payments solutions and compliance and efficiency software. Our Games business provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including the award winning TournEvent® slot tournament solution; and (b) the central determinant system for the video lottery terminals installed at racetracks in the State of New York. Our Payments business provides: (a) access to cash at gaming facilities via Automated Teller Machine cash withdrawals, credit card cash access transactions, point of sale debit card transactions, and check verification and warranty services; (b) fully integrated gaming industry kiosks that provide cash access and related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in states that offer intrastate, Internet-based gaming and lottery activities.

We manufacture, or contract to manufacture with third parties, to produce our electronic gaming machines (“EGMs”) and our kiosk products, as well as other sub-assemblies. We have assembly facilities in Austin, Texas and Las Vegas, Nevada, where we assemble the EGMs and our kiosk products, which include the cabinets, computer assemblies, LCD screens, printers, bill validators and acceptors and other wiring and harnesses (collectively, the “Products”).

Reasonable Country of Origin Inquiry

We are an assembler of products and not involved with the mining and sourcing of the raw materials, including any potential Conflict Minerals. The origin of Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted into ingots, bullion or other Conflict Mineral containing derivatives. The smelters of the Conflict Minerals or refiners are consolidating points of raw ore and are in the best position in the total supply chain to ascertain the origin of the ores. Based on our assessment, we determined that the Products we manufactured, or contracted to manufacture, in 2015 may contain certain Conflict Minerals (tin, tungsten, tantalum and gold) that are necessary to the functionality or production of our finished goods; and therefore, are subject to the reporting obligations of the Rule and are covered by this Report.

To perform our reasonable country of origin inquiry (“RCOI”), we conducted a survey of our suppliers using the Conflict Free Sourcing Initiative (“CFSI”) template (the “Template”) developed by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative. In the survey, we asked those suppliers: (i) whether the products they supply to us (or their components) contained Conflict Minerals; and (ii) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. We relied on our suppliers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us.

We distributed the survey templates to our suppliers and, based on the survey responses, identified approximately 123 relevant suppliers. We excluded as not relevant those suppliers from which we did not purchase materials during the reporting period, as well as those suppliers whose materials either did not contain Conflict Minerals or were not utilized in the manufacture of our Products during the reporting period. Giving effect to our efforts to follow up with suppliers who initially did not respond, we received a 76% response rate from the surveyed suppliers, which represented an increase of approximately 36% in our response rate as compared to the prior year. Based on our RCOI, we have reason to believe that some of the Conflict Minerals used in our Products may have originated in the DRC or an adjoining country, and may not have been from recycled or scrap sources. Accordingly, we conducted additional diligence on the source and chain of custody of Conflict Minerals used in the manufacture of our Products.

Source and Chain of Custody Due Diligence

Due Diligence Plan

We performed our source and chain of custody due diligence measures in accordance with the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Second Edition (as described below and including by using the Template), as tailored to include steps appropriate for “downstream” companies such as the Company, by performing the following steps:

Establish strong management systems

We previously established an internal cross-functional team with executive-level representation and personnel with knowledge regarding our technology, products and supply chain to support supply chain due diligence. Our system of control and transparency for our supply chain consisted of our supplier survey and our response to the risks identified by that survey. In an effort to strengthen our engagement with our suppliers, we have requested our suppliers to provide smelter- and refiner-level information as part of the survey. A list of these smelters is set forth on Annex I to this report attached hereto.

We have also incorporated questions, into our information form for prospective new suppliers that address the use of Conflict Minerals. In addition, we require any suppliers that utilize in scope materials to provide an affirmative answer regarding the use of Conflict Minerals and to make certain representations that they will cooperate with our efforts to conduct due diligence and comply with the Rule.

Identify and assess risk in our supply chain

We evaluated survey responses from our suppliers using risk-based criteria developed to determine those suppliers that warranted further due diligence, and followed up to clarify or amplify their responses as necessary. The risk-based criteria included, but were not limited to: incomplete responses, apparent lack of supplier diligence and inconsistencies in the data reported in the Template.

Design and implement a strategy to respond to identified risks

Based on our evaluation of the supplier responses described above, we implemented a risk management plan that includes follow-up with those suppliers that may be sourcing or processing Conflict Minerals from the DRC or an adjoining country and which may not be from recycled or scrap sources.

Support the development and implementation of independent third party audits of smelters’ and refiners’ sourcing

As a downstream company, we do not have direct relationships with smelters or refiners that produce the Conflict Minerals within our supply chain. Accordingly, we rely on the CFSI’s conflict-free smelters listing and do not perform or direct audits of these entities’ supply chains of Conflict Minerals.

Report on supply chain due diligence

This Report is publicly available in the investor relations section of our corporate website and is filed with the SEC.

Due Diligence Implementation and Results

In association with our commitment to monitor the due diligence approach, we continue to evaluate whether further inquiry of any such suppliers would result in additional information that would differ from, or be inconsistent with, any of the responses that the suppliers provided to our questionnaire. In addition, we continue to further assess by that additional form of engagement, whether any information communicated by the suppliers would give us reason to believe that any of the products supplied to us were sourced from the DRC or an adjoining country.

Based on the data provided by our suppliers, we concluded that while there may have been Conflict Minerals in our supply chain, whether sourced from the DRC, adjoining countries or internationally recognized and compliant source countries, we were unable to determine the exact amount of the Conflict Minerals used in the manufacturing process during the reporting period; however, the amount of these materials did not appear to be prevalent in the manufacture of our EGMs and full-service kiosks according to the due diligence procedures we performed.

Steps to be Taken to Further Mitigate Risk

Below are the steps that we have taken, intend to take, or will examine the possibility of taking, in order to improve the due diligence conducted and further mitigate any risk that Conflict Minerals in our Products could benefit armed groups in the DRC or an adjoining country:

•adopt a supply chain policy for minerals originating from conflict-affected and high risk areas;

•integrate our Conflict Minerals reporting requirements into our broader internal control procedures;

•communicate to employees about their ability to comment on the use of conflict minerals through our ethics hotline; and

•make available Conflict Mineral educational materials to all employees.

Forward-Looking Statements

This special disclosure report contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “project,” “may,” “should,” “will,” “likely,” “will likely result,” “will continue,” “future,” “plan,” “target,” “forecast,” “goal,” “observe,” “seek,” “strategy” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those projected or assumed. If any of our assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

These cautionary statements qualify our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This special disclosure report should be read in conjunction with our most recent Annual Report on Form 10-K and the information included in our other press releases, reports and other filings with the Securities and Exchange Commission (the “SEC”). Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	5NPlus	United Kingdom
Tantalum	A&M Minerals Ltd.	United Kingdom
Tin	A.L.M.T. Tungsten Corp.	Japan
Gold	Acade Noble Metal (Zhao Yuan) Corporation	China
Gold	Academy Precious Metals (China) Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Gold	Advanced Chemical Company	United States
Gold	AGR Matthey	Australia
Gold	AIDA Chemical Industries Co., Ltd.	Japan
Tungsten	Air Liquide Far Eastern Ltd.	Korea
Tungsten	Air Products	United States
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Tungsten	Alldyne Powder Technologies	United States
Gold	Allgemeine Gold & Silberscheideanstalt	Germany
Tungsten	Allied Material Corporation	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tungsten	ALMT	China
Tin	Alpha Metals Korea Ltd.	North Korea
Tin	Alpha Metals Taiwan Inc.	Taiwan
Tin	Amalgamated Metal Corporation Plc	Indonesia, United Kingdom, United States, Peru
Tin	American Iron and Metal (AIM) Co.	Canada
Tin	Ampere Polska Sp. Z O.O. (trader)	Germany
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China
Tin	Anchen Solder Tin Products Co., Ltd.	China
Tin	Ancient river electrician	Japan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	China
Gold	ANZ	Australia
Tin	Aoki Labortories Ltd.	China
Gold, Tin	Asahi Pretec Corp	Canada, China, Japan, United States
Gold	Asarco	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Associated Swedish Steels AB, ASSAB (Taiwan Branch)	Taiwan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Tin, Tungsten	ATI Tungsten Materials (aka Kennemetal)	United States
Tungsten	Atlantic Metals	United States
Tin	Atotech	Germany, Taiwan
Gold	Aurubis AG	Germany
Tantalum	Avon Specialty Metals Ltd.	United Kingdom
Tungsten	Axis Material Limited	Japan
Tin	Bangka-Belitung	Indonesia
Gold	Bank of Taiwan Department of Trade	Taiwan
Gold	Bauer Walser AG	Germany
Tungsten	Beijing Zenith Materials	China
Tin	Best Metals	Argentina, Brazil

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Boliden AB	Sweden
Tin	Brinkmann Chemie AG	Germany
Tungsten	Buffalo Tungsten	China
Tin	Butterworth	Malaysia
Gold, Tin	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres & Métaux SA	Switzerland
Gold	Central Bank of the DPR of Korea	Korea
Gold	Central Bank of the Philippines Gold Refinery & Mint	Philippines
Tungsten	Central Glass Co., Ltd.	China, Japan
Tungsten	ChangChun up-optech	China
Gold, Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Gold	Changwon	Korea
Gold, Tin, Tungsten	Changzhou Diamond Tungsten Products Co., Ltd.	China
Gold, Tungsten, Tin	Chengzhou Chemical Research Institute Co. Ltd.	China
Gold	Chimet (Faggi Enrico Spa)	Italy
Gold	China Cold International Resources Corp. Ltd.	China
Tungsten	China Minmetals Corp, CMN, Minmetals, China Minmetals, Gan Bei Tungsten Industry Co. Ltd.	China
Gold	China National Gold Group Corp.	China
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group	China
Gold	China's Shandong Gold Mining Co., Ltd.	China
Tungsten	Chongjin Zhangyuan Tungsten Co Ltd.	China
Gold	Chugai Mining Co., Ltd.	Japan
Tantalum	CIF	Brazil
Tin	Cloud new nonferrous electrolytic Company Limited	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Gold, Tin	Codelco	Chile
Gold	Colt Refining	United States
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Gold, Tin, Tungsten	Cookson Sempsa	Spain, China, Mexico, United States
Tin	Coopermetal - Cooperative Metalurgica De Rondonia Ltd.a.	Brazil
Gold	Core PMG	Germany
Tin	CV United Smelting	Indonesia
Tungsten	CWB Materials	United States
Tantalum	D Block Metals, LLC	United States
Tin	Dae Kil	Korea
Gold	Daejin Indus Co. Ltd.	Korea
Gold	Daeryong E and C	Korea
Tin	Daewoo International	Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tin	Decheng Solder Co., Ltd.	China
Gold	Do Sung Corporation (DSC)	Korea
Tin	Doctor of Solder Products Co., Ltd.	China
Gold	Doduco	Germany
Gold	Dongguan Standard Electronic Material Co., Ltd.	China
Tin	Dongguan Yuecheng metal materials Co., Ltd.	China

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Dongguan zhong ju tin electronic CO., Ltd.	China
Gold	Dongguanshi Sutande Dianzi Cailiao Yoouxiange	China
Tin	Dowa Metal Co., Ltd.	Japan
Tin	Duksan Hi-Metal Co., Ltd.	Korea
Tantalum	Duoloshan	China
Tantalum	E.S.R. Electronics	United States
Gold	E-Chem Enterprise Corp.	China, Taiwan
Tin	Eco System Recycling Co., Ltd.	Japan
Gold	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elemental Refining, LLC	United States
Gold, Tin	Elmet S.L.U. (Metallo Group)	Spain
Gold	EM Vinto	Bolivia
Tin	Emirates Gold DMCC	United Arab Emirates
Tin	Empressa Nacional de Fundiciones (ENAF) - Bolivia	Bolivia
Tantalum	Estanho de Rondonia SA	Brazil, Peru
Tantalum	Ethiopian Minerals Development Share Company	Ethiopia
Tantalum	Exotech Inc.	United States
Tin	F&X Electro-Materials Limited	China
Gold	Fenix	Poland
Tantalum	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	FIR Metals & Resource Co., Ltd.	China
Tin	Foxconn corporation	Taiwan
Tungsten	Fuji Metal Mining Corp.	Thailand, Taiwan
Tin	Fujian Jinxin Tungsten Co., Ltd.	China
Tin	Fujian Nanping	China
Tin	Funsur Smelter	Peru, Brazil
Tungsten	Furukawa Electric	Indonesia, Japan
Tantalum	Galva Metal	Egypt
Gold	Gan Zhou Grandsea W&Mo Co., Ltd.	China
Tungsten	Gannon & Scott	United States
Gold	Gansu Seemine Material Hi-Tech Co Ltd.	China
Gold	Ganxian Shirui New Material Co., Ltd.	China
Gold	Gauteng Refinery	South Africa
Tantalum, Tin, Tungsten	Geib Refining Corporation	United States
Tungsten	Glencore Canada Corporation (Previously Xstrata Canada Corp)	Canada
Tin	Global Advanced Metals (GAM, Formerly Cabot Supermetals)	Austria, United States, Japan
Gold	Global Tungsten & Powders Corp	United States
Tin	Gold Bell Group	China
Tin	Gold Shousha	Japan
Gold	Goodway	United States
Gold	Grant Manufacturing and Alloying , Inc.	United States
Tin	Great Wall Gold & Silver Refinery	China
Gold	Guang Dong Jing Ding Co., Ltd.	China
Tungsten	Guang Xi Hua Xi Corp	China
Tantalum	Guangdong Jinding Gold Limited	China
Tin	Guangdong Xianglu Tungsten Co., Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Guangzhou Research Institute of Non-ferrous Metals	China
Tantalum, Tungsten	Guizhou Zhen Hua Xinyun Technology Ltd., Kaili branch	China
Tin	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Tin	H.C. Starck Group	United States, China, Vietnam, Denmark, Thailand
Tin	Hakuto Co., Ltd.	Japan
Gold	Hana-High Metal	Malaysia
Gold	Handok Metal Ind Co., Ltd.	Korea
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold, Tin	Harima Smelter	Japan
Tantalum	Harmony Gold Refinery	South Africa
Tin	Heesung Catalysts Corp.	Korea, Australia
Gold	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Gold, Tin, Tungsten	High Quality Technology Co., Ltd.	China
Tantalum	Hisikari Mine	Japan
Tantalum	Hitachi Media Electronics Co., Ltd.	Japan, China
Gold	Hi-Temp	United States
Gold	Hi-Temp Specialty Metals, Inc.	United States
Gold	HMG	Germany
Tin	HMS	Hong Kong
Tin	Hon Hai Precison Ind. Co. Ltd.	Taiwan
Gold	Hua Eng Wire&Cable Co., Ltd.	Taiwan
Tin	Hua Yi Metal Materials Co., Ltd.	China
Tin	Huafu Cryogenic Vessel CO., Ltd.	China
Tin	Huang Gang Tong Ding Metal	China
Tungsten	Huaxi Guangxi Group	China
Tin	Huichang Jinshunda Tin Co. Ltd.	China
Gold	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	Japan
Gold	Hunan Nonferrous Metals Holding Group Co., Ltd.	China
Tungsten	Hundsun Tecnologies Inc.	China
Tin	Hwasung CJ Co. Ltd.	Korea
Tin	Hydrometallurg, JSC	Russia
Gold	Hyundai-Steel	Korea
Tungsten	IBF Ind Brasileira De Ferroligas Ltd.a	Brazil
Tin	ICT-Lanto Limited	Hong Kong
Tin	IES Technical Sales	United States
Tin	IMLI	Indonesia
Gold	Independence Mining Company, Inc.	Thailand
Gold	Indonesian State Tin Corporation	Indonesia
Tin	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Tungsten	Ishihara Chemical Co. Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Tungsten	Izawa Metal Co., Ltd.	Japan
Gold	Japan Mint	Japan
Tin	Japan New Metals Co Ltd.	Japan
Tin	Japan Pure Chemical	Japan
Gold	Jau Janq Enterprise Co., Ltd.	Taiwan

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Jean Goldschmidt International	Belgium
Gold, Tantalum, Tin, Tungsten	Jiangsu Huafeng Electronics Co., Ltd.	China
Gold	Jiangsu United Tinplate Co., Ltd.	China
Gold	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Gold	Jin Dong Heng	China
Gold	Jin Jinyin refining company limited	China
Tantalum	JinBao Electronic Co., Ltd.	China
Gold	Jinfeng Gold Mine Smelter	China
Gold, Tin	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China
Gold, Tantalum	Johnson Matthey Hong Kong Ltd.	China
Gold	Johnson Matthey Inc.	Canada, Korea, United Kingdom, United States
Tin	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia, Kazakhstan
Gold, Tantalum, Tin, Tungsten	JST & Aces	China
Tin	Ju Tai Industrial Co., Ltd.)	China
Tin, Gold	JX Nippon Mining & Metals Co., Ltd.	Japan, Indonesia, Australia
Gold	Kai Unita Trade Limited Liability Company	China
Tantalum	Kaimeng (Gejiu) Industry and Trade Co., Ltd.	China
Tungsten	Kaloti Precious Metals	United Arab Emirates
Gold	Kamet Blue Powder Corporation	United States
Gold	Kanto Denka Kogyo Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Tantalum	Kazzinc Ltd.	Kazakhstan
Gold, Tungsten	Kee Shing	Hong Kong
Tin	Kemet Blue Metals	Mexico
Gold	Kennecott Utah Copper	United States
Tin	Ketabang	Indonesia
Tantalum	KGHM Polska Miedź Spółka Akcyjna	Poland
Tin	Kihong T & G	Indonesia
Gold	King-Tan Tantalum Industry Ltd.	China
Tin	Kiyomine Metal Industry Co., Ltd.	Japan
Gold	KJ Iron and steel group	China
Tin	Koba	Indonesia
Tin	Kojima Chemicals Co. Ltd.	Japan
Gold	Kojima Co., Ltd.	Japan
Gold	Koki Products Co., Ltd.	Thailand, Japan
Gold	Korea Metal	Korea
Tin	Korea Metal Co. Ltd.	Korea
Tin	Korea Zinc Co. Ltd.	Korea
Tin	Kovohutě Příbram Nástupnická, A.S.	Czech Republic
Gold	Ku Ping Enterprise Co., Ltd.	Taiwan
Gold	Kundur Smelter	Indonesia
Tin	Kunshan concentric electroplating	China
Gold, Tungsten	Kunshan Jinli chemical industry reagents Co., Ltd.	China
Tungsten	Kupol	Russia
Gold	Kyocera	Japan
Gold	Kyoritsu Gokin Co., Ltd.	Japan
Tin	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Labin China Tin Smelting Co., Ltd.	China
Tin	Laizhou, Shandong	China
Tin	LBMA	Germany
Tin	Leqing City Honored Metal Co., Ltd.	China
Tin	Leshan EP Technologies Co., Ltd.	China
Tin	LG Innotek Co., Ltd.	Korea
Tin	Li Chun Metals Co., Ltd.	Taiwan
Gold, Tin	Liangxi Nanshan	China
Tin	Lichung Soldering Manufacturing Co., Ltd.	China
Gold, Tin	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China, Malaysia
Tin	Linwu Xianggui Mineral Smelting Co., Ltd.	China
Tantalum	Littelfuse	United States
Gold	Liuzhou China Tin	China
Gold, Tantalum, Tim	LMS Brasil S.A.	Brazil
Tin	London Bullion Market Association	United Kingdom
Gold, Tin	LS-Nikko Copper Inc.	Korea
Tungsten	Magnu's Minerais Metais e Ligas Ltd.A	Brazil
Gold	Malaysia Smelting Corp	Malaysia, Indonesia
Gold	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Maruwa Malaysia	Malaysia
Gold, Tin	Materion Advanced Metals	United States
Tantalum	Matheson Special Gas Production Co., Ltd.	Korea
Tin	Matsuda Sangyo Co Ltd.	Japan
Tin	Matsuo Electric	Japan
Gold, Tin	Melt Metais e Ligas S/A	Brazil
Tantalum	Mentok Smelter	Indonesia
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Gold, Tin	Metal Do	Japan
Tin, Tungsten	Metallic Materials Branch of Guangxi China Tin Group Co., Ltd.	China
Tantalum	Metallic Resources Inc.	United States
Gold, Tin	Metallo-Chimique N.V.	Belgium
Tantalum, Tungsten	Metallurgical Products India Pvt Ltd.	India
Gold	Metalor Technologies (Hong Kong) Ltd.	China, Germany, Hong Kong, Singapore, Switzerland, Taiwan, United States
Tungsten	Meterion Advanced Materials Thin Film Products	United States
Tin	Met-Mex Peñoles, S.A.	Mexico
Tin	Midwest Tungsten Wire Co.	United States
Tin	Mineração Taboca S.A.	Brazil
Tin, Tantalum, Tungsten	Ming Li Jia Smelt Metal Factory	China
Gold, Tin	Mining & Chemical Products Ltd. (MCP-UK)	United Kingdom, United States
Tin, Tungsten	Minmetals Guangzhou Tin Co. Ltd.	China
Gold, Tantalum, Tin	Minsur	Peru
Gold, Tin	Mitsubishi Electric Metecs Co., Ltd.	Indonesia, Japan
Gold	Mitsui & Co. Precious Metals Inc.	Hong Kong, Japan
Gold	MK Electron	Korea, Indonesia
Tungsten	MMTC-PAMP India Pvt. Ltd.	India
Tantalum	Molex Co., Ltd.	Japan, China
Gold	Moliren Ltd.	Russia

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Molycorp Silmet A.S.	Estonia
Gold	Morigin Company	Japan
Tin	Morris and Watson	New Zealand
Tin	Moscow Special Alloys Processing Plant	Russia
Gold	MSC	Malaysia
Gold	Multiple Xin precision metal electroplating factory	China
Tin	N.E. Chemcat Corporation	Japan
Tungsten	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Tin, Tungsten	Nan Kang City Nanshan Tin Manufactory Co., Ltd.	China
Gold	Nanchang Cemented Carbide Limited Liability Company	China
Tin	Nathan Trotter & Co., Inc.	United States
Tin	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tin	New Original metal(China) Co., Ltd.	China
Tungsten	Nghe Tin Non-Ferrous Metal Company	Indonesia, Vietnam
Gold, Tin	NGK Spark Plug Co. Ltd.	Japan
Gold	Niagara Refining LLC	United States
Tin	Nihon Material Co., Ltd.	Japan, Malaysia, Thailand
Gold	Niihama Nickel Refinery	Japan
Tungsten	Ningbo Jintian copper (Group ) Company Limited	China
Tantalum, Tin, Tungsten	Ningbo Kangqiang	China
Tantalum	NingHua XingLuoKeng Tungsten Mining Co., Ltd.	China
Gold, Tantalum, Tin, Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China, Japan, Thailand
Tantalum	Niotan	United States
Tungsten	Nippon Micrometal Corporation	Japan
Tungsten	Nitora	Switzerland
Tungsten, Gold, Tin, Tantalum	North American Tungsten	Colombia, United States, Canada
Tin	Novosibirsk Integrated Tin Works	Russia
Tungsten	NTET Thailand	Thailand
Gold	O.M. Manufacturing Co., Ltd.	Thailand
Gold	OCI Materials Co., Ltd.	Korea
Gold	Ohio Precious Metals LLC.	United States
Tin	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OMG(Asia)Electronic Chemicals Co., Ltd.	Siingapore
Gold	OMSA	Bolivia, Indodesia
Tin	OPM	United States
Gold	Pamp Sa	Switzerland
Gold	Pan Jit International Inc.	Taiwan
Gold	Pan Pacific Copper Co Ltd.	Japan
Gold	PCTT Ltd.	Thailand
Tungsten	Penglai Penggang Gold Industry Co Ltd.	China
Tin	Philippine Associated Smelting and Refining Corporation	Philippines
Gold	Philippine Chuangin Industrial Co., Inc.	Philippines
Tantalum, Tungsten	Phoenix Metal Ltd.	Rwanda
Gold	Piroshky Plant of Non-Ferrous Metals	Russia
Tungsten	Plansee	Austria
Tin	PM Sales Inc.	United States
Tantalum, Tin	Pobedit JSC	Russia
Tungsten	Poongsan Corporation	Korea

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Posco	Korea
Gold	Praxair Electronics	United States
Gold, Tin, Tantalum	ProTek Devices	United States
Gold	Public Security Bureau	China
Gold	Pure Technologies (PT)	Indonesia, Malyasia, Russia
Tin	PX Précinox SA	Switzerland
Tantalum	Qiankun Gold and Silver	China
Tin	Qualitek Delta Philippines, Inc.	Philippines
Gold	Quantum Clean	United States
Tin	Rahman Hydraulic Tin Sdn Bhd	United States, Malaysia
Gold	Rand Refinery (Pty) Ltd.	South Africa
Tin	RBT	Indonesia
Tin	Realized the Enterprise Co., Ltd.	China
Gold	Redring Solder (M) SDN. BHD.	Malaysia
Gold	Redsun Metal Ind Co., Ltd.	Taiwan
Gold	Refinery Of Shandong Gold Mining Co., Ltd.	China
Tantalum, Tin	Remondis Argentina B.V.	Netherlands
Tantalum	Republic Metals Corporation	United States
Tin	Resind Indústria e Comércio Ltd.	Brazil
Tin	RFH Tantalum Smeltry Co. Ltd.	China
Gold, Tin	RISHENG	China
Tin	Rohm & Hass Electronic Materials Asia Ltd.	China
Tin	Royal Canadian Mint	Canada
Gold	Rui Da Hung Technology Materials Co., Ltd.	Taiwan
Gold	S Company	Thailand
Gold	SA Precious Metals	South Africa
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Tin	Saga Prefecture	Japan
Tin	Samduck Precious Metals	Korea
Tungsten, Gold	Samhwa Non-Ferrous Metal. Inc. Co., Ltd.	Korea
Tungsten	Samwon Metals Corp.	Korea
Gold	Sandvik Material Technology	Sweden
Gold	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Gold	Sanmenxia Hang Seng Science and Technology, R&D Co., Ltd.	China
Gold	Schone Edelmetaal	Netherlands
Tin	Scotia Mocatta	Hong Kong
Tin	SD Gold	United States
Gold, Tin, Tungsten	Seirenngyousya	China
Tin	Selayang Solder Sdn. Bhd.	Malaysia
Tin	Senju Metal Industry (SMIC)	Japan
Gold	SGS Bolivia S.A.	Bolivia
Gold, Tin, Tantalum, Tungsten	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Tin	Shandong Gold Group Sanshandao Gold Refine Co., Ltd.	China, Singapore
Tin	Shanghai Gold Exchange (SGE)	China
Tin	Shen Mao Sokder(M) Sdn. Bhd.	Malaysia
Gold, Tin	Shengnan Metal Products Factory (Chernan Technology Co., Ltd.)	China
Tin	Shenmao Technology Inc.	China, Taiwan

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Gold, Tungsten	Showa KaKo	Japan
Tin	Shuer Der Industry (Jiangsu) Co. Ltd.	China
Tungsten	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold, Tungsten	Silver100 Aluminum Innovation(Guangdong) Ltd.	China
Tin	Sincemat Co, Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Sinitron, Shenmao Solder (M) Sdn. Bhd.	Malaysia
Tin	So Accurate Refining Group	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Soft Metais Ltd.A	Brazil
Tin	Sojitz Corporation	Japan
Tantalum	Solar Applied Materials Technology Corp.	Taiwan
Gold	Solder Coat Co., Ltd.	Japan
Gold	Solikamsk Magnesium Works OAO	Russia
Gold	Song Xian Qianhe Mining .Ltd.	China
Tin	Soochow University	China
Gold	Speedrise / APL	China
Tin	ST Corp	Malaysia
Gold	State Metal Exchange	China
Gold	Strait Metal Technology Sdn. Bhd.	Malaysia
Gold, Tin, Tungsten	Sudan Gold Refinery	Sudan
Gold	Sumisho	Japan
Gold, Tin	Sumitomo Metal (SMI) Electronics Devices Inc.	Japan, Malaysia, China, Canada, United States, Australia, Chile, Peru
Tungsten	Super Dragon Technology Co., Ltd.	Taiwan
Tin	Suzhou Co., Ltd.	China
Tungsten	Sylham	United States
Tin	Taboca/Paranapanema	Brazil
Tin	TaeguTec Ltd.	Korea
Gold	Taicang City Nanchang Metal Material Co., Ltd.	China
Tantalum	Taiwan Total Co. Ltd.	Taiwan
Tungsten	Taizhou Delta Electronics Co., Ltd.	China
Tin	Takei Chemicals	Japan
Gold, Tin, Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd.	Japan
Tantalum	Tamura Kaken Corporation	Japan
Tin	Tanaka	Japan, Taiwan, Hong Kong
Gold, Tin	Tantalite Resources	South Africa
Tungsten	TDK Corporation	Japan
Tantalum	Technic Inc.	United States
Tin	Tejing (Vietnam) Tungsten Co Ltd.	Vietnam
Gold, Tantalum, Tin	Telex Metals	United States
Gold	Thai Solder Industry Corp., Ltd.	Thailand
Gold	Thailand Smelting & Refining Co Ltd. (THAISARCO)	Thailand
Tin	The Bank of Nova Scotia/Standard Merchant Bank(Asia)Limited	Hong Kong
Gold	The Eastern of Dong Guan Highly Toxic Co., Ltd.	China
Gold	The force Bridge Surface Treatment Material Factory	China
Gold	The Great Wall Gold and Silver Refinery of China	China
Tin	The Hutti Gold Mines Co., Ltd.	India

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold, Tin	The Refinery of Shandong Gold Mining Co. Ltd.	China
Tin	Tianjin Yishang Chemical Trade Co., Ltd.	China
Tin	Timah Company	Indonesia, Taiwan
Tin	Tinah	Indonesia
Gold, Tin	Tochij	Japan
Tin	Toko Electronic Mfg. Co. Ltd.	Indonesia
Gold	Tokuriki Honten Co. Ltd.	Japan
Gold	Tong Ding Metal Company. Ltd.	China
Gold	Tongling Nonferrous Metal Group Co. Ltd.	China
Tantalum	Tony Goetz NV	Belgium
Tin	Torecom	Korea
Tungsten	Tranzact, Inc.	United States
Tin	Traxys	France
Gold	Triumph Northwest	United States
Tantalum	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tungsten	UBS AG Bahnhofstr.	Switzerland
Tungsten	Ulba Metallurgical Plant JSC	Kazakhstan, Russia
Gold	ULVAC, Inc.	Japan
Gold, Tin	Umicore Group	Belgium, Netherlands, Brazil, Thailand, Singapore
Gold	Uniforce Metal Industrial Corp.	Taiwan
Tin	United Precious Metal Refining Inc.	United States
Tin	United Refining	United States
Tin	United Smelter	Indonesia
Gold	Univertical International	China
Gold	Untracore Co., Ltd.	Thailand
Tin	Uyemura International Corporation	Taiwan, United States
Tungsten	Valcambi SA	Switzerland
Tin	Vertex Metals Incorporation	Taiwan
Tin	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Gold, Tin, Tantalum, Tungsten	Vishay Intertechnology	China
Tin	VQB Mineral and Trading Group JSC	Vietnam
Gold, Tin	W.C. Heraeus GmbH	Austria, Canada, Germany, Hong Kong, United States, Switzerland, China, Korea, Singapore, Russia
Tin	Walsin Technology Corporation	Taiwan
Tin	Western Australian Mint trading as The Perth Mint	Australia
Tin	Westfalenzinn	Germany
Tin	White Solder Metalurgia e Mineração Ltd.a.	Brazil
Gold	Wieland Werke AG	Germany
Tungsten	Wilhelm Westmetall, Germany	Germany
Tungsten	Williams Advanced Materials, NY	United States
Tungsten	Williams Brewster	United States
Tungsten	Wolfram Bergbau und Hütten AG	Austria, Russia
Tin	Woltech Korea Co., Ltd.	Korea
Gold, Tin	Wort Wayne Wire Die	United States
Tungsten	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tantalum	Wuxi Middle Treasure Materials	China
Tungsten	Xiamen Golden Egret Special Alloy Co., Ltd.	China

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.	China
Tungsten	Xianglu Tungsten Industry Co., Ltd.	China
Tantalum	Xin Wang Copper Smelter	China
Gold	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Gold	XinXing HaoRong Electronic Material Co., Ltd.	China
Gold, Tin	Xstrata Canada Corporation	Canada, Switzerland
Tin	Yamamoto Precious Metal Co., Ltd.	Japan
Tin	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	China
Tantalum	Ye Chiu Metal Smelting Sdn. Bhd.	Malaysia
Gold, Tin	Yeonhab Precision Co., Ltd.	Korea
Gold	Yinchuan Jin Yang Rare Metal Co., Ltd.	China
Tin	Yokohama Metal Co Ltd.	Japan
Gold, Tantalum, Tin	Yoo Chang Metal Inc.	Korea, Taiwan
Tin	Yun Xi Group	China
Gold	Yunnan Chengfeng Non-Ferrous Metals Co Ltd.	China, Indonesia, Japan
Gold	Yutinic Resources	United States
Gold	Zhaojin Mining Co Ltd.	China
Tin	Zhaoyuan Li Fu Industrial	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhejiang Huangyan Xinqian Electrical Parts Factory	China
Gold	Zhongjin Gold Corporation Limited	China
Gold, Tin	ZhongKuang Gold Industry Co., Ltd.	China
Tin	Zhongshan Public Security Bureau, Guangdong Province ,China	China
Tantalum, Tin, Tungsten	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tin	Zhuhai Horyison Solder Co., Ltd.	China
Gold	Zhuzhou Cemented Carbide Group Co Ltd.	China
Tin	Zi Jin Copper	China
Gold	Zijin Kuang Ye Refinery	China
Tin	Zu Hai Haiyuxin Tin Products Co., Ltd.	China